UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2015
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
Bernstein Investor Conference

Senior members of the management team of UnitedHealth Group Incorporated (the “Company”) will discuss the Company’s business strategy and overall position at the Bernstein’s 31st Annual Strategic Decisions Conference in New York, New York on Thursday, May 28, 2015 beginning at 10:00 a.m., Eastern Time.

A live audio webcast of the presentation will be made available through the Investors page of the Company’s website at www.unitedhealthgroup.com. A copy of the materials used in management’s presentation will be posted to the Investors page of the Company’s website.

Catamaran Debt Retirement

Subsequent to its proposed acquisition of Catamaran Corporation (“Catamaran”), which is expected to close in the fourth quarter of 2015, UnitedHealth Group expects to redeem Catamaran’s outstanding bonds in accordance with the indenture governing the bonds. In Catamaran’s Form 10-Q filing for the first quarter, the Company reported that as of March 31, 2015 it had $500 million in bond debt outstanding with a stated coupon of 4.75% percent, due 2021.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Richard J. Mattera
Richard J. Mattera
Assistant Secretary

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